QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Gexa Corp.:

        We consent to the reference to our firm under the caption "Experts" and the use of our reports dated March 25, 2005 on the financial statements of Gexa Corp. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 appearing in this Registration Statement on Form S-4 and the related prospectus.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Certified Public Accountants

Houston, Texas
April 26, 2005

QuickLinks

  Exhibit 23(b)